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                                                                     Exhibit (I)

                        EATON VANCE INCOME FUND OF BOSTON
                            The Eaton Vance Building
                                255 State Street
                                Boston, MA 02109
                                 (617) 482-8260





                                                 May 15, 2001



Boston Income Portfolio
The Eaton Vance Building
255 State Street
Boston, MA  02109

Ladies and Gentlemen:

     With respect to Eaton Vance Income Fund of Boston's (the "Fund's") purchase from you, at the purchase price of $100,000, of an interest (an "Initial Interest") in Boston Income Portfolio (the "Portfolio"), the undersigned hereby advises you that the Fund is purchasing such Initial Interest for investment purposes and does not intend to withdraw the initial Interest within the next 24 months.

                                                 Very truly yours,

                                                 EATON VANCE INCOME FUND
                                                        OF BOSTON


                                                 By: /s/ James L. O'Connor
                                                     ---------------------------
                                                     Treasurer